Exhibit 3.1

IMAX CORPORATION

SECOND AMENDED AND RESTATED BY-LAW NO. 1

FEBRUARY 7, 2023

SECOND AMENDED AND RESTATED BY-LAW NO. 1

IMAX CORPORATION

A by-law regulating generally the transaction of the business and affairs of IMAX Corporation.

Section 1

INTERPRETATION

1.1	Definitions. In this by-law, which may be cited as the By-law, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, R.S.C. 1985, C. 44 and any statute that may be substituted therefor, as from time to time amended;

“Articles” includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement and articles of revival of the Corporation;

“Board” means the Board of Directors of the Corporation;

“Corporation” means IMAX Corporation;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended;

“meeting of shareholders” means any meeting of shareholders including an annual meeting and a special meeting;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means in the case of a shareholder the address as recorded in the securities register; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are two or more; and in the case of a director, officer or auditor, the latest address as recorded in the records of the Corporation.

1.2

Construction. Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, executors, administrators, legal representatives, and unincorporated organizations and any number or aggregate of persons.

Section 2

MEETINGS OF SHAREHOLDERS

2.1

Meetings of Shareholders. The annual meeting of shareholders shall be held in each year on a date to be determined by the Board. The Board, the Chair, a Vice-Chair or the Chief Executive Officer may call a special meeting of shareholders, at any time.

2.2

Chair, Secretary and Scrutineers. The chair of any meeting of shareholders shall be the first mentioned of such of the following officers who is present at the meeting: the Chair, the Chief Executive Officer, a Vice-Chair or a Vice-President who is a director of the Corporation. If no such officer is present within fifteen minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to act as chair. The secretary of any meeting of shareholders shall be the Secretary of the Corporation. If the Secretary is absent, the chair shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. The chair may appoint one or more persons who need not be shareholders to act as scrutineers at the meeting.

2.3

Persons Entitled to be Present. The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors, the auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles to be present. Any other person may be admitted with the consent of the meeting or of the chair of the meeting.

2.4

Quorum. Except as otherwise provided in the Articles, a quorum for the transaction of business at any meeting of shareholders shall be at least two persons present in person or by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder and together holding or representing by proxy not less than 33-1/3% of the outstanding shares of the Corporation entitled to be voted at the meeting.

2.5

Procedures at Meetings. The Board may determine the procedures to be followed at any meeting of shareholders including, without limitation, the rules of order. Subject to the foregoing, the chair of a meeting may determine the procedures of the meeting in all respects.

2.6

Meetings Held by Electronic Means. If the Board calls a meeting of shareholders under the Act, the Board may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A person participating in the meeting by such means shall be deemed to be present at the meeting.

2.7

Place of Meetings. All meetings of the shareholders shall be held at such place in Canada or otherwise specified in the Articles as the Board determines or, in the absence of such a determination, at the place stated in the notice of meeting. Any meeting of shareholders conducted by means of a telephonic, an electronic or other communication facility in accordance with Section 2.6 shall be deemed to be held at the registered office of the Corporation or such other place as determined by the Board.

Section 3

DIRECTORS

3.1

Number of Directors; Filling Vacancies. Subject to the Act and the Articles the number of directors of the Corporation may be fixed from time to time by resolution of the Board, and any vacancies on the Board, whether arising due to an increase in the number of directors or otherwise, may be filled by the Board.

3.2	Term of Office. Subject to Section 3.3 hereof, each director shall be elected for a term as provided in the Articles.

3.3

Qualification of Directors. In addition to the disqualifications provided for in the Act, a director who is a salaried officer of the Corporation other than the Chief Executive Officer, the Chair, or a Vice-Chair, shall cease to hold office as a director when he or she ceases to be a salaried officer of the Corporation.

3.4	Quorum. A majority of the directors holding office at any particular time shall constitute a quorum of the Board.

3.5

Meeting Following Annual Meeting. The Board shall meet without notice as soon as practicable after each annual meeting of shareholders to transact such business as may come before the meeting and to appoint by election:

(1)	the Chair;

(2)	the Chief Executive Officer;

(3)	the Secretary;

(4)	one or more Vice-Presidents; and

(5)	such other officers as the Board chooses to appoint.

Each of the officers appointed by the Board, whether at the meeting of the Board after the annual meeting of shareholders or at any other meeting, shall perform such duties and have such powers as are customarily performed and held by such officers, subject to any limitations or specific duties required to be performed or specific powers bestowed by the Board from time to time.

3.6

Other Meetings of the Board. In addition to the meeting following the annual meeting of shareholders described in Section 3.5 above and regular quarterly meetings, meetings of the Board may be held from time to time at a date, time and place determined by the Chair, a Vice-Chair or any two of the directors.

3.7

Notice of Meeting. Notice of the time and place of each meeting of the Board requiring notice shall be given to each director not less than forty-eight (48) hours before the time at which the meeting is to be held.

3.8

Chair. The chair of any meeting of the Board shall be the first mentioned of such of the following officers who is present at the meeting: the Chair, the Chief Executive Officer, a Vice-Chair or a Vice-President who is a director of the Corporation. If no such officer is present, the directors present shall choose one of their number to act as chair.

3.9

Votes to Govern. Subject to the Articles and this By-law, at all meetings of the Board, every question shall be decided by a majority of the votes cast. The chair of any meeting may vote as a director and, in the event of an equality of votes, the chair shall not be entitled to a second or casting vote.

3.10

Remuneration. No director who is a salaried officer of the Corporation shall be entitled to any remuneration for the performance of his or her duties as a director. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his or her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

3.11

Interest of Directors and Officers Generally in Contracts. No director or officer shall be disqualified as a result of being a director or officer from contracting with the Corporation. No contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested shall be voidable for that reason, nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director or officer holding that office or of the fiduciary relationship thereby established; provided that the director or officer shall have complied with the provisions of the Act.

Section 4

ADVANCE NOTICE PROVISION

4.1

Nomination of Directors. Except as otherwise provided by applicable law, the Articles or the By-laws of the Corporation, only persons who are nominated in accordance with the following procedures will be eligible for election as a director of the Corporation. Nominations of a person for election to the Board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors, (a) by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting, (b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of the shareholders made in accordance with the provisions of the Act, or (c) by any person (a “Nominating Shareholder”) (i) who, at the close of business on the date of the giving of the notice provided for in Section 4.1(a) below and on the record date for notice of such meeting, is entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation, and (ii) who provides timely notice in proper written form to the Secretary of the Corporation in accordance with this Section 4.1:

(a)	To be timely, a Nominating Shareholder’s notice must be made and received at the registered office of the Corporation:

(i)

in the case of an annual meeting of shareholders, not less than thirty (30) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than fifty (50) days after the date (the “Notice Date”) on which the first Public Announcement (as defined below) of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and

(ii)

in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth (15th) day following the day on which the first Public Announcement of the date of the special meeting of shareholders was made.

(b)

In the event of any adjournment or postponement of a meeting of shareholders, or a Public Announcement thereof, the required time periods for the giving of a Nominating Shareholder’s notice as described in Section 4.1(a)(i) or (ii), as applicable, will apply using the date of the adjourned or postponed meeting or the date of a Public Announcement thereof, as the case may be.

(c)	In no event may a Nominating Shareholder provide notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting.

(d)	To be in proper written form, a Nominating Shareholder’s notice must set forth:

(i)	as to each person whom the Nominating Shareholder proposes to nominate for election as a director:

(1)	the name, age, business address and residential address of the person;

(2)	the principal occupation, business or employment of the person;

(3)	the country of residence of the person, including the person’s status as a “resident Canadian” (as such term is defined in the Act);

(4)

the class or series and number of shares of the Corporation which are, directly or indirectly, controlled or directed, or which are owned beneficially or of record, by such person as of the record date for the meeting of shareholders (if such record date shall have occurred) and as of the date of such notice;

(5)

a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Nominating Shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting jointly or in concert therewith, on the one hand, and such nominee, and his or her respective associates, or others acting jointly or in concert therewith, on the other hand;

(6)

a written consent and confirmation of intention of the nominee to act as a director of the Corporation if elected, for the entire term for which the nominee is elected, and written consent to be named as a nominee in the proxy statement and accompanying proxy card, in the form provided by the Secretary of the Corporation; and

(7)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act, Section 14(a) of the Exchange Act or other applicable securities laws; and

(ii)	as to the Nominating Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(1)

the name and address of such Nominating Shareholder, as they appear on the Corporation’s securities register, and of such beneficial owner, if any, and of their respective affiliates or associates or others acting jointly or in concert therewith;

(2)	(A)	the class or series and number of shares of the Corporation which are, directly or indirectly, controlled or directed by, or which are owned beneficially or of record by, such Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or associates or others acting jointly or in concert therewith as of the record date for the meeting of shareholders (if such record date shall have occurred) and as of the date of such notice;

(B)

any instrument, agreement, understanding, security or exchange contract which is directly or indirectly, controlled or directed by, or which is owned beneficially or of record by, such Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or others acting jointly or in concert with any of them and which is derived from any security of the Corporation or any of its principal competitors;

(C)

any proxy, contract, arrangement, understanding, or relationship pursuant to which any such Nominating Shareholder or beneficial owner, if any, has a right to vote any class or series of shares of the Corporation;

(D)

any direct or indirect interest of such Nominating Shareholder or beneficial owner, if any, in any contract arrangement, understanding or relationship with the Corporation, any affiliate of the Corporation, any of the directors or officers of the Corporation or any of its affiliates, or with the Nominating Shareholder, such beneficial owner, if any, or any of their respective affiliates or associates, or with any principal competitor of the Corporation;

(E)

in the event the Nominating Shareholder or beneficial owner, if any, alone or acting jointly or in concert with others, intends to solicit proxies in support of director nominees other than the Corporation’s nominees, a statement that such person intends to solicit, in accordance with applicable law, the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees; and

(F)

any other information that would be required to be reported on an early warning report filed with the Ontario Securities Commission or on a Schedule 13D filed with the U.S. Securities and Exchange Commission.

(iii)

any other information that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act , Section 14(a) of the Exchange Act or other applicable securities laws;

(iv)

The Corporation may require the Nominating Shareholder and/or any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee. Such other information shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the request by the Corporation has been delivered to the Nominating Shareholder and/or the proposed nominee, as applicable.

(e)

A Nominating Shareholder giving notice of any nomination or business to be considered at a meeting of shareholders shall further update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders entitled to receive notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business ten (10) days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a Nominating Shareholder giving notice of any nomination no longer plans to solicit proxies in accordance with Section 4.1(d)(ii)(2)(E), such shareholder shall inform the Corporation of this change by delivering written notice of such change to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change. For the avoidance of doubt, any information provided pursuant to this Section 4.1(e) shall not be deemed to cure any deficiencies in any notice provided by a shareholder, extend any applicable deadlines under this Section 4.1, or enable or be deemed to permit a shareholder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business, and/or resolutions proposed to be brought before a meeting of shareholders. If any information required to be submitted by a shareholder pursuant to this Section 4.1 or in connection with an action by written consent fails to be provided or is inaccurate in any respect, such information may be deemed not to have been provided in accordance with the requirements of these By-laws.

(f)

Any Nominating Shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card colour other than white, which shall be reserved for the exclusive use by the Board of Directors of the Corporation.

(g)

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 4.1. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.

(h)

For purposes of this Section 4.1, “Public Announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com or on the Electronic Data Gathering, Analysis, and Retrieval system at www.sec.gov/edgar.shtml.

(i)

Notwithstanding any other provisions of this Section 4.1, unless otherwise required by law, (i) no Nominating Shareholder or beneficial owner, if any, on whose behalf the nomination is made, shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Shareholder and beneficial owner, if any, has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Shareholder or beneficial owner (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Shareholder or beneficial owner has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Nominating Shareholder or beneficial owner’s director nominees. If any Nominating Shareholder or beneficial owner provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Shareholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(j)

Notwithstanding any other provision of the By-law of the Corporation, notice given to the Secretary of the Corporation pursuant to this Section 4.1 may only be given by personal delivery or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of the notice), and shall be deemed to have been given and made only at the time it is served by personal delivery or email (at the address as aforesaid) to the Corporate Secretary at the address of the registered office of the Corporation; provided that if such delivery or electronic communication is made on a day which is a non-business day or later than 5:00 p.m. (Eastern Time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next day that is a business day.

(k)	Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement of this Section 4.1.

Section 5

COMMITTEES

5.1

Committees. The Board shall, from time to time, appoint members of audit, compensation, and governance committees and such additional committees as it deems necessary and, subject to the Act, delegate to the committees such powers of the Board and assign to the committees such duties, as the Board considers appropriate.

5.2

Composition of Committees. To the extent required by regulatory requirements applicable to the Corporation, all of the members of the audit, compensation, and governance committees shall be directors who are independent directors for the purposes of such regulatory requirements applicable to the Corporation.

5.3

Operation of Committees. In the case of each committee, a majority of members holding office at any particular time shall constitute a quorum for the transaction of business at that time. The Board shall appoint a chair of each committee. Each committee shall meet at the call of its chair, on not less than forty-eight (48) hours’ notice to each member of the committee prior to the date on which the meeting is to be held. All acts or proceedings of any committee shall be reported to the Board at or before the next meeting thereof.

Section 6

THE TRANSACTION OF BUSINESS

6.1

Execution of Instruments. Contracts, documents or instruments in writing requiring execution by the Corporation shall be signed by any two officers or directors, and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation to sign and deliver either contracts, documents or instruments in writing generally or to sign either manually or by facsimile signature and deliver specific contracts, documents or instruments in writing. Contracts, documents or instruments in writing that are to be signed by hand may be signed electronically. The term “contracts, documents or instruments in writing” as used in this By-law shall include deeds, mortgages, charges, conveyances, powers of attorney, transfers and assignments of property of all kinds including specifically but without limitation transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings.

6.2

Banking Arrangements. The banking business of the Corporation, or any part thereof, shall be transacted with such banks, trust companies or other financial institutions as the Board may designate, appoint or authorize from time to time by resolution and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers and/or other persons as the Board may designate, direct or authorize from time to time by resolution and to the extent therein provided.

Section 7

DIVIDENDS

7.1	Dividends. The Board may from time to time declare dividends payable to shareholders according to their respective rights.

7.2

Dividend Payment. A dividend payable in money may be paid by cheque, wire transfer or any other electronic means, drawn on the Corporation’s bankers, or one of them, to the order of each registered holder of shares of a class or series in respect of which the dividend has been declared, and mailed by prepaid ordinary mail to such registered holder at the registered holder’s recorded address. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The Corporation may pay a dividend by cheque to a registered holder or to joint holders other than in the manner herein set out, if the registered holder or joint holders so request.

7.3	Idem. The Corporation may, when so directed by a registered holder of a share in respect of which a dividend in money has been declared, pay the dividend in the manner so directed.

7.4

Non-receipt or Loss of Dividend Cheques. In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of entitlement as the Board or the Vice-President in charge of finance, or any employee delegated authority by such persons, may from time to time prescribe, whether generally or in a particular case.

Section 8

PROTECTION OF DIRECTORS AND OFFICERS

8.1

Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his or her heirs and legal representatives to the extent permitted by the Act.

8.2

Indemnity of Others. Except as otherwise required by the Act and subject to paragraph 8.1, the Corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

8.3

Right of Indemnity Not Exclusive. The provisions for indemnification contained in the By-law of the Corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

8.4

No Liability of Directors or Officers for Certain Matters. To the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his or her respective office or trust or in relation thereto unless the same shall happen by or through his or her failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his or her being a director or officer of the Corporation shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

Section 9

MISCELLANEOUS

9.1

Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting to which the notice related.

9.2

Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, becomes entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom title is derived to such share prior to his or her name and address being entered on the securities register.

9.3

Waiver of Notice. A shareholder, proxyholder, director, officer or auditor may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him or her under any provision of the Act, the regulations thereunder, the Articles or otherwise and such waiver or abridgment, whether given before, during, or after the meeting or other event of which notice is required to be given, shall cure any default or defect in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner. Attendance at a meeting by a person shall constitute a waiver of notice of the meeting, except where such person attends such meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

9.4

Invalidity of any Provision of this By-law. The invalidity or unenforceability of any provision of this By-law shall not affect the validity or enforceability of the remaining provisions of this By-law.

Section 10

REPEAL

10.1

Repeal. Amended and Restated By-Law No. 1 of the Corporation adopted and confirmed by the shareholders of the Corporation on March 4, 2021 is repealed on the coming into force of this Second Amended and Restated By-Law No. 1. Such repeal shall not affect the previous operation of By-Law No. 1 of the Corporation or any of its predecessors or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and persons acting under the by-law so repealed shall continue to act as if appointed by the directors under the provisions of this By-law or the Act until their successors are appointed.